EXHIBIT 10.1
COVANSYS CORPORATION
2007 STOCK OPTION PLAN

COVANSYS CORPORATION
2007 STOCK OPTION PLAN

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COVANSYS CORPORATION
2007 STOCK OPTION PLAN
ARTICLE 1
General Provisions
      1.1     Purpose of the Plan. This Plan is intended to promote the interests of the Corporation by providing eligible persons, including directors, consultants and employees of the Corporation, with the opportunity to acquire a proprietary interest in the Corporation as an incentive for them to continue in such employ or service and to attract new employees or individuals with outstanding qualifications.
      1.2     Types of Options. The Plan shall provide for the grant of Incentive Options and Nonqualified Options pursuant to which eligible persons may purchase shares of Common Stock of the Corporation pursuant to the terms and conditions provided in the Plan.
      1.3     Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation and, subject to the approval of a majority of the voting power of the shareholders of the Corporation, is effective January 1, 2007. The Plan will remain in effect from January 1, 2007 through December 31, 2007.
ARTICLE 2
Definitions
      The following definitions shall be in effect under the Plan:
      Board shall mean the Corporation’s Board of Directors.
      Change in Control shall mean a change in ownership or control of the Corporation affected through any of the following transactions:

(a) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(b) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

(c) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13-d3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities from a person or persons other than the Corporation.
      Code shall mean the Internal Revenue Code of 1986, as amended.
      Committee shall mean the Committee established by the Board of Directors, or such other committee as the Board may establish and assign the responsibility of administering this Plan; provided, however, that the Committee shall be comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a “disinterested person” as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and (ii) an “outside director” as that term is defined and interpreted pursuant to section 162(m) of the Code and the regulations thereunder.
      Common Stock shall mean the Corporation’s common stock.
      Corporation shall mean Covansys Corporation, a Michigan corporation.
      Date of Grant with respect to an Option, means the date on which the Committee grants such Option pursuant to the Plan.

      Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.
      Employee shall mean an individual who is and continues to be employed (within the meaning of Section 3401 of the Code and the regulations promulgated thereunder) by the Corporation, Parent or a Subsidiary including officers (whether or not they may also be directors) of the Corporation, Parent or a Subsidiary. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation, parent or subsidiary for any reason, including death or Disability.
      Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
      Exercise Date shall mean the date on which the Option shall have been exercised in accordance with the applicable Option documentation.
      Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(a) If the Common Stock is at the time traded on the NASDAQ Stock Market (or any other stock exchange), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(b) If the Common Stock is at the time neither listed on the NASDAQ Stock Market or any stock exchange, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate but shall be determined without regard to any restrictions other than a restriction which, by its term, will never lapse.
      Incentive Option shall mean an Option that satisfies the requirements of Code Section 421.
      Termination for Cause shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation, or (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation in a material manner.
      Nonqualified Option shall mean an Option that does not qualify as an Incentive Option.
      Option shall mean an Incentive Option or a Nonqualified Option granted pursuant to the Plan.
      Optionee shall mean any person to whom an option is granted pursuant to the Plan.
      Plan shall mean this Covansys Corporation 2007 Stock Option Plan.
      Reporting Persons means any and all Employees subject to Section 16 of the Exchange Act.
      Retirement means normal retirement at age 65 or early retirement. Early retirement means (a) age 60, (b) completion of 20 years of service; or (c) age 55 with 10 years of service.
      Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a member of the board of directors or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

ARTICLE 3
Administration
      3.1     Administration of the Plan.
      (a) The Board shall administer the Plan. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
      (b) The Committee shall have the authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options issued under the Plan as it may deem necessary or advisable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan or any option grant issued under the Plan.
      (c) The Committee shall have full authority to determine with respect to the grants made under the Plan, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the Option as either an Incentive Option or a Nonqualified Option, the time or times when each Option is to become exercisable, the vesting schedule (if any) applicable to the Option shares and the maximum term for which the option is to remain outstanding.
      (d) Action taken or not taken by the Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s). The Committee may delegate to one or more Persons any of its powers, other than its power to authorize the granting of Options, hereinbefore or hereinafter provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Committee, including administration of the Plan. Notwithstanding the foregoing, the Committee may not delegate a power if the delegation of such power would cause the Plan to fail to satisfy the plan administration requirements set forth in Rule 16b-3(c) promulgated under the Exchange Act or section 162(m) of the Code and the regulations promulgated thereunder. Any Person or Persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.
      3.2     Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.
      3.3     Indemnification. To the maximum extent permitted by law, the Corporation shall indemnify each member of the Board or member of the Committee, as well as any other Employee of the Corporation with duties under the Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Corporation will have the right to select counsel and to control the prosecution or defense of the suit. In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Corporation in writing that he or she cannot represent all such persons under applicable rules of professional responsibility. The Corporation will not be required to indemnify any person for any amount incurred through any settlement unless the Corporation consents in writing to the settlement.
ARTICLE 4
Eligibility and Participation
      The following persons are eligible to participate in the Plan: Employees, members of the Board of Directors of the Corporation, parent or subsidiary, and independent contractors who provide services to the Corporation (or any parent or subsidiary). In making such selections, the Committee may take into account the nature of the services rendered by such persons, their present and potential contributions to the Corporation’s success, and such other factors as the Committee in its discretion shall deem relevant.
ARTICLE 5
Shares of Common Stock Subject to the Plan
      5.1     Shares Subject to the Plan. The shares of Common Stock issuable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock. The maximum number of shares of Common Stock that may be subject to Options granted under the Plan shall not exceed 2,000,000 shares.
      5.2     Shares of Common Stock Subject to Terminated or Expired Options. Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent the Options expire or terminate for any reason prior to their being exercised in full.
      5.3     Adjustment of Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable pursuant to the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Committee shall be final.
ARTICLE 6
Options
      6.1     Power to Grant Options. The maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any one Employee during the calendar year shall be limited to 100,000 shares. For purposes of calculating the number of shares with respect to which Options have been granted to an Employee for any such period, any shares subject to an Option that is granted and subsequently cancelled or surrendered during such period shall continue to be counted against the maximum number of shares which may be granted to such Employee pursuant to the Plan during such period. Subject to this maximum share limitation, the Committee may grant to such Employees or persons as the Committee may select in accordance with Article 4, Options entitling the Optionee to purchase shares of Common Stock from the Corporation in such quantity, and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Committee at the time of grant or pursuant to applicable resolution of the Committee.
      6.2     Optionee to Have No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder of the Corporation with respect to the shares of Common Stock made subject to an Option unless and until such Optionee exercises such Option and is issued the shares purchased thereby. No adjustments shall be made for distributions, dividends, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option.
      6.3     Incentive Options. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 6.3, all the provisions of the Plan shall be applicable to Incentive Options. Options that are specifically designated as Nonqualified Options are not subject to the terms of this Section 6.3.

(a) Eligibility. Incentive Options may only be granted to Employees.

(b) Dollar Limitation. The aggregate Fair Market Value of the shares of Common stock (determined as of the Date of Grant) for which one or more Incentive Options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s Options exceed that limit, they will be treated as Nonqualified

Options (but all of the other provisions of the Option shall remain applicable), with the first Options that were awarded to Optionee to be treated as Incentive Options.

(c) Restrictions on Sale of Shares. Shares issued pursuant to the exercise of an Incentive Option may not be sold by the Employee until the expiration of 12 months after exercise and 24 months from the Date of Grant. Shares that do not satisfy these restrictions shall be treated as a grant of Nonqualified Options.

(d) Special Rules for Incentive Options Granted to 10% Shareholder.

(1) Exercise Price. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, the Exercise Price of the Incentive Option must be at least 110% of the Fair Market Value of the Corporation’s Common Stock.

(2) Term of Option. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the Option term shall not exceed five years measured from the date the Incentive Option is granted.

(3) Definition of 10% Shareholder. For purposes of the Plan, an Employee is deemed to be a 10% Shareholder if he owns more than 10% of the Corporation or any Parent or Subsidiary.

(e) Special Rules for Exercise of Incentive Options Following Termination of Employment Due to Disability or Retirement.

(1) Retirement. In order to preserve tax treatment as an Incentive Option, vested and outstanding Incentive Options must be exercised by an Optionee no later than the earlier of: (i) three (3) months following the date the Optionee terminates employment by reason of Retirement, or (ii) the expiration date of the Incentive Option.

(2) Disability. In order to preserve tax treatment as an Incentive Option, vested and outstanding Incentive Options must be exercised by an Optionee who becomes Disabled no later than the earlier of (i) twelve (12) months following the date of Disability, or (ii) the expiration date of the Incentive Option.
ARTICLE 7
Terms, Conditions and Exercise of Options
      7.1     Option Agreements. The terms of any Option shall be as set forth in a written stock option agreement (an “Option Agreement”) in such form as the Committee shall from time to time determine. Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. In the event that any provision of an Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan constituted on the Date of Grant of such Option shall control. No Person shall have any rights under any Option granted under the Plan unless and until the Corporation and the Optionee have executed an Option Agreement setting forth the grant and the terms and conditions of the Option.
      7.2     Conditions for Exercise and Term of Options. Subject to the provisions of Section 7.7 hereof, no portion of an Option granted under the Plan may be exercised until the Optionee has completed one (1) year of service with the Corporation after the date of grant of such Option. Provided that an Optionee has completed one (1) year of service with the Corporation after the Date of Grant of an Option, each Option granted under this Plan shall become exercisable (i.e., it shall “vest”) as follows:

(a) Vesting. Each Option granted under this Plan shall become vested and exercisable (i) on the first (1st) anniversary of the Date of Grant of such Option to the extent of twenty-five percent (25%) of the shares made subject to such Option; and (ii) on each of the second (2nd) through fourth (4th) anniversaries of the Date of Grant of such Option, to the extent of an additional twenty-five percent (25%) of the shares made subject to such Option.

(b) Option Term. No Option shall have a term in excess of ten years measured from the date that the Option is granted.
      7.3     Exercise Price and Procedures.

(a) Exercise Price. The Exercise Price means the price per share at which an Optionee may exercise his or her Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option, as determined by the Committee on the Date of Grant. Notwithstanding the foregoing, in no event shall the Exercise Price of any Common Stock made the subject of an Option be less than the Fair Market Value of such Common Stock, determined as of the Date of Grant.

(b) Exercise Procedures. Each Option granted under the Plan shall be exercised by providing written notice to the Committee, together with payment of the Exercise Price, which notice and payment must be received by the Committee on or before the earlier of (i) the date such Option expires pursuant to Section 7.2 hereof, and (ii) the last date on which such Option may be exercised as provided in Sections 7.4 through 7.7 hereof, as applicable.

(c) Payment of Exercise Price. The Exercise Price times the number of the shares to be purchased upon exercise of an Option granted under the Plan shall be paid in full at the time of exercise: (i) in cash or by certified check, in United States dollars; (ii) in the discretion of the Committee, by the delivery of shares of Common Stock with a Fair Market Value at the time of exercise equal to the Exercise Price times the number of shares subject to the Option being purchased; or (iii) in the discretion of the Committee, by delivery to the Corporation or its designated agent of an executed irrevocable exercise form together with irrevocable instructions to a broker/ dealer to sell (or margin) a sufficient number of the shares and deliver the sale (or margin loan) proceeds directly to the Corporation to pay the aggregate Exercise Price; or (iv) in the discretion of the Committee, a combination of the methods described in (i), (ii) and (iii).
      7.4     Effect of Termination of Service. Subject to Section 6.3 with respect to Incentive Options and subject to Section 7.7, the following provisions shall govern the exercise of any Options granted to an Optionee that are vested and outstanding at the time Optionee’s Service ceases:

(a) Termination of Employment for Reasons Other than Death, Disability, Retirement or a Termination for Cause. Should Optionee’s Service cease for any reason other than death, Disability or a Termination for Cause (as determined by the Committee), then each Option shall remain exercisable until the close of business on the earlier of (i) thirty (30) days following the date Optionee’s Service ceased or (ii) the expiration date of the Option.

(b) Termination of Employment Due to Death, Disability or Retirement. Should Optionee’s Service cease due to death, Disability or Retirement, then each Option shall remain exercisable until the close of business on the earlier of (i) the eighteen (18) month anniversary of the date Optionee’s Service ceased, or (ii) the expiration date of the Option.

(c) Termination for Cause. Should Optionee’s Service be terminated for Cause, each outstanding Option granted to Optionee shall terminate immediately.
      7.5     Prohibition Against Exercise of Out-of-the-Money Options. The exercise of any Option shall not be permitted if the Fair Market Value of the Common Stock that would be acquired upon such exercise, determined as of the date of exercise, is less than the Exercise Price of such Option.
      7.6     Limited Transferability of Options. An Option shall be exercisable only by Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee’s death.
      7.7     Acceleration of Exercise Time. Notwithstanding anything to the contrary in the Plan, the Committee, in its discretion, may allow the exercise in whole or in part, at any time after the Date of Grant of any Option held by an Optionee, which Option has not previously become exercisable. In the event of a Change in Control of the Corporation, the Committee, in its discretion may provide that Options shall become

100% vested and exercisable on the date of the Change in Control. Notwithstanding the preceding sentences, Options granted to Reporting Persons shall not become exercisable prior to the six (6) month anniversary of the Date of Grant.
ARTICLE 8
Miscellaneous Matters
      8.1     Tax Withholding. The Corporation shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment in cash in United States dollars from an Optionee or beneficiary in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any amount payable and/or shares of Common Stock issuable under such Optionee’s Option, and the Corporation may defer payment or issuance of the shares of Common Stock upon such Optionee’s exercise of an Option unless indemnified to its satisfaction against any liability for such tax. The amount of any such withholding shall be equal to the minimum statutory amount required to be withheld (but in no event any more than the minimum statutory amount required to be withheld) as determined by the Corporation.
      8.2     Amendment or Termination. The Board shall have complete and exclusive power and authority to amend or terminate the Plan or any grant of Options made hereunder. However, no such amendment or termination of the Plan shall adversely affect the rights and obligations with respect to Options at the time outstanding under the Plan unless Optionee consents to such amendment or termination. In addition, certain amendments may require approval of the Corporation’s stockholders.
      8.3     Regulatory Approvals. The implementation of the Plan, the granting of any Options under the Plan, and the issuance of any shares of Common Stock upon the exercise of any Option, shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted, and the shares of Common Stock issued pursuant to it.
      8.4     No Employment or Service Rights. Nothing in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of Optionee which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause, unless the relationship is subject to an employment agreement.
      8.5     No Restraint. Neither the grant of Options nor the issuance of Common Stock under the Plan shall affect the right of the Corporation to undertake any corporate action.
      8.6     Use of Proceeds. Any cash proceeds received by the Corporation from the sale of shares of Common Stock pursuant to the Plan shall be used for any corporate purpose.
      8.7     Severability. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.
      8.8     Compliance with Section 16(b) of the Securities Exchange Act. With respect to Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. The Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Corporation, subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

      8.9 Compliance with Code Section 162(m). This Plan is intended to comply with all applicable provisions of Section 162(m) of the Code. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
      8.10 Strict Construction. No rule of strict construction shall be implied against the Committee, the Corporation, Parent or Subsidiary or any other Person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Committee.
      8.11 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.
      To record the adoption of the Plan, the Corporation has caused the execution hereof as of this                     day of                     , 2006.

COVANSYS CORPORATION,
a Michigan corporation

By:

Its: